EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2023 Third Quarter Results

LYNNWOOD, Wash., Nov. 30, 2023 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the third quarter ended October 28, 2023.

Net sales for the third quarter ended October 28, 2023 (13 weeks) decreased 8.9% to $216.3 million from $237.6 million in the third quarter ended October 29, 2022 (13 weeks). Net loss in the third quarter of fiscal 2023 was $2.2 million, or $0.12 per diluted share, compared to net income of $6.9 million, or $0.36 per diluted share, in the third quarter of the prior fiscal year.

Total net sales for the nine months (39 weeks) ended October 28, 2023 decreased 12.5% to $593.7 million from $678.3 million reported for the nine months (39 weeks) ended October 29, 2022. Net loss for the first nine months of fiscal 2023 was $29.1 million, or $1.51 per diluted share, compared to net income for the first nine months of fiscal 2022 of $9.6 million, or $0.49 per diluted share.

At October 28, 2023, the Company had cash and current marketable securities of $135.8 million compared to cash and current marketable securities of $141.1 million at October 29, 2022. The decrease was primarily driven by capital expenditures partially offset by cash flow from operating activities.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “Third quarter results came in just ahead of our guidance for sales and earnings as we saw sequential improvement in the year-over-year sales comparisons from the first two quarters of 2023. Given the challenging macroeconomic backdrop, we are encouraged by the strength of newer brand introductions and fashion trends that we look to capitalize upon in the important holiday season. While 2023 has certainly been difficult, the adjustments we’ve made to our merchandise assortment and our steadfast commitment to providing consumers with superior service and a highly differentiated shopping experience will continue to separate us from the competition and position Zumiez to recapture operating margin as our sales recover.”

Fourth Quarter To-Date
Total fourth quarter-to-date total sales for the 31 days ending November 28, 2023 decreased 4.6%, compared with the same 31-day time period in the prior year ended November 29, 2022. Total comparable sales for the 31-day period ending November 28, 2023 decreased 6.0% from the comparable period in the prior year.

Fiscal 2023 Fourth Quarter Outlook
The Company is introducing guidance for the three months ending February 3, 2024. Net sales are projected to be in the range of $275 to $281 million inclusive of the 53rd week. Consolidated operating margins are expected to between 1.5% and 2.5% resulting in earnings per diluted share of approximately $0.24 to $0.34. The Company currently intends to open 19 new stores in fiscal 2023, including up to 5 stores in North America, 10 stores in Europe and 4 stores in Australia.

Conference call Information
To access the conference call, please pre-register (Registration Link). Registrants will receive confirmation with dial-in details. The conference call will also be available to interested parties through a live webcast at https://ir.zumiez.com. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.zumiez.com.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of November 25, 2023, we operated 771 stores, including 610 in the United States, 49 in Canada, 87 in Europe and 25 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2023 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	October 28, 2023	% of Sales	October 29, 2022	% of Sales
Net sales	$216,339	100.0%	$237,591	100.0%
Cost of goods sold	143,135	66.2%	155,608	65.5%
Gross profit	73,204	33.8%	81,983	34.5%
Selling, general and administrative expenses	73,361	33.9%	71,544	30.1%
Operating (loss) profit	(157)	-0.1%	10,439	4.4%
Interest income, net	948	0.4%	428	0.1%
Other income, net	(1,037)	-0.4%	(1,256)	-0.5%
(Loss) earnings before income taxes	(246)	-0.1%	9,611	4.0%
Provision for (Benefit from) income taxes	1,985	0.9%	2,679	1.1%
Net (loss) income	$(2,231)	-1.0%	$6,932	2.9%
Basic (loss) earnings per share	$(0.12)		$0.36
Diluted (loss) earnings per share	$(0.12)		$0.36
Weighted average shares used in computation of (loss) earnings per share:
Basic	19,327		19,101
Diluted	19,327		19,248

	Nine Months Ended
	October 28, 2023	% of Sales	October 29, 2022	% of Sales
Net sales	$593,664	100.0%	$678,270	100.0%
Cost of goods sold	409,425	69.0%	448,861	66.2%
Gross profit	184,239	31.0%	229,409	33.8%
Selling, general and administrative expenses	216,243	36.3%	213,519	31.5%
Operating (loss) profit	(32,004)	-5.3%	15,890	2.3%
Interest income, net	2,581	0.4%	1,279	0.2%
Other (expense) income, net	(1,156)	-0.2%	(850)	-0.1%
(Loss) earnings before income taxes	(30,579)	-5.1%	16,319	2.4%
Provision for (Benefit from) income taxes	(1,456)	-0.2%	6,717	1.0%
Net (loss) income	$(29,122)	-4.9%	$9,602	1.4%

Basic (loss) earnings per share	$(1.51)		$0.50
Diluted (loss) earnings per share	$(1.51)		$0.49
Weighted average shares used in computation of (loss) earnings per share:
Basic	19,278		19,239
Diluted	19,278		19,490

ZUMIEZ INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	October 28, 2023	January 28, 2023	October 29, 2022
	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$48,968	$81,503	$49,336
Marketable securities	86,857	91,986	91,776
Receivables	23,022	20,613	19,824
Inventories	175,882	134,824	177,205
Prepaid expenses and other current assets	11,315	11,252	15,166
Total current assets	346,044	340,178	353,307
Fixed assets, net	92,925	93,746	91,590
Operating lease right-of-use assets	212,984	222,240	220,420
Goodwill	55,145	56,566	52,899
Intangible assets, net	13,819	14,443	13,199
Deferred tax assets, net	10,788	8,205	6,794
Other long-term assets	11,321	12,525	11,598
Total long-term assets	396,982	407,725	396,500
Total assets	$743,026	$747,903	$749,807

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$74,337	$40,379	$69,076
Accrued payroll and payroll taxes	18,756	16,321	20,557
Operating lease liabilities	69,084	65,460	65,236
Other liabilities	19,602	23,649	20,677
Total current liabilities	181,779	145,809	175,546
Long-term operating lease liabilities	176,233	188,835	188,818
Other long-term liabilities	5,550	5,931	4,773
Total long-term liabilities	181,783	194,766	193,591
Total liabilities	363,562	340,575	369,137

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 19,836 shares issued and outstanding at October 28, 2023, 19,489 shares issued and outstanding at January 28, 2023, and 19,490 shares issued and outstanding at October 29, 2022	194,230	188,418	186,684
Accumulated other comprehensive loss	(24,347)	(19,793)	(33,285)
Retained earnings	209,581	238,703	227,271
Total shareholders’ equity	379,464	407,328	380,670
Total liabilities and shareholders’ equity	$743,026	$747,903	$749,807

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine Months Ended
	October 28, 2023	October 29, 2022
Cash flows from operating activities:
Net (loss) income	$(29,122)	$9,602
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation, amortization and accretion	16,209	15,802
Noncash lease expense	51,607	50,074
Deferred taxes	(3,014)	3,441
Stock-based compensation expense	5,108	5,249
Impairment of long-lived assets	925	372
Other	943	1,331
Changes in operating assets and liabilities:
Receivables	(1,767)	(2,317)
Inventories	(43,186)	(52,020)
Prepaid expenses and other assets	(273)	(5,365)
Trade accounts payable	34,270	14,570
Accrued payroll and payroll taxes	2,684	(10,191)
Income taxes payable	252	(1,790)
Operating lease liabilities	(52,656)	(56,796)
Other liabilities	(4,902)	(8,374)
Net cash used in operating activities	(22,922)	(36,412)
Cash flows from investing activities:
Additions to fixed assets	(16,210)	(17,720)
Purchases of marketable securities and other investments	(28,679)	(1,914)
Sales and maturities of marketable securities and other investments	34,506	80,051
Net cash (used in) provided by investing activities	(10,383)	60,417
Cash flows from financing activities:
Proceeds from revolving credit facilities	25,682	19,844
Payments on revolving credit facilities	(25,682)	(19,844)
Proceeds from issuance and exercise of stock-based awards	890	1,110
Payments for tax withholdings on equity awards	(185)	(499)
Common stock repurchased	—	(87,860)
Net cash provided by (used in) financing activities	705	(87,249)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,643)	(4,978)
Net decrease in cash, cash equivalents, and restricted cash	(34,243)	(68,222)
Cash, cash equivalents, and restricted cash, beginning of period	88,453	124,052
Cash, cash equivalents, and restricted cash, end of period	$54,210	$55,830
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$1,686	$5,166
Accrual for purchases of fixed assets	2,780	1,802

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200